UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

Airbnb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39778	26-3051428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Brannan Street

San Francisco, California 94103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 510-4027

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ABNB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 14, 2023, Airbnb, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to the prospectus included in the Company’s registration statement on Form S-3ASR (File No. 333-275550), filed with the SEC on November 14, 2023 (the “Registration Statement”), covering the resale from time to time by certain stockholders of up to an aggregate of 877,062 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share, to satisfy registration rights the Company granted pursuant to an Agreement and Plan of Merger with the parties affiliated with such stockholders in connection with the Company’s acquisition of a corporation.

A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1 and is incorporated herein by reference, and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBNB, INC.

Date: November 14, 2023	By:	/s/ David E. Stephenson
David E. Stephenson
Chief Financial Officer